Exhibit k.12

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) is made effective as of June 15, 2015, by and among TORTOISE ENERGY INFRASTRUCTURE CORPORATION, a Maryland corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association,  BANK OF AMERICA, N.A., and THE BANK OF NOVA SCOTIA (each a “Bank” and, collectively, the “Banks”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as agent for the Banks hereunder (in such capacity, the “Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”).  Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(a)            The Banks and the Borrower are parties to an Amended and Restated Credit Agreement dated as of June 23, 2014, as amended by First Amendment to Amended and Restated Credit Agreement dated as of July 10, 2014 (as so amended and as may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).

(b)            The Borrower has requested certain modifications to the Credit Agreement and the Banks are willing to make such modifications, subject, however, to the terms, conditions and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Modification to Definition of “Termination Date”.  The defined term “Termination Date” as set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

“Termination Date” means June 13, 2017; provided, however, if such day is not a Business Day, the Termination Date shall be the immediately preceding Business Day.

2.            Modification to Section 3.1(a) (Interest Rate). Section 3.1(a) of the Credit Agreement is deleted in its entirety and is replaced with the following:

3.1            Interest Rate.

(a)            General.

(1)	Revolving Credit Loans. Interest on each advance of a Revolving Credit Loan hereunder shall accrue at an annual rate equal to, at the Borrower’s election, (i) the Libor Rate plus 1.20% or (ii) the Daily Reset Libor Rate plus 1.20%, as the Borrower shall specify, pursuant to Section 3.7(a) below.

(2)	Swingline Loans. Interest on each advance of a Swingline Loan hereunder shall accrue at an annual rate equal to the Daily Reset Libor Rate plus 1.20%.

Second Amendment to Credit Agreement

3.            New Exhibit A (Banks and Commitments).  Exhibit A to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the Exhibit A attached to this Amendment.

4.            Reaffirmation of Credit Documents.  The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete in all material respects on the date hereof as if made on the date hereof (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

5.            Conditions Precedent to Amendment.  Except to the extent waived in a writing signed by the Agent and delivered to the Borrower, the Agent and the Banks shall have no duties under this Amendment until the Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Agent:

(a)            Amendment.  This Amendment; and

(b)            Replacement Notes.  A newly executed Promissory Note in favor of The Bank of Nova Scotia and a newly executed Promissory Note in favor of Bank of America, N.A.; and

(c)            Secretary’s Certificate.  A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Agent that, among other things, (i) that the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in the Credit Agreement have not been rescinded or otherwise modified and remain in full force and effect as of the date hereof, (ii) the articles of incorporation of the Borrower remain in full force and effect and have not been amended or otherwise modified or revoked since January 15, 2014, and (iii) the Amended and Restated By-laws of the Borrower as delivered to the Agent pursuant to the Secretary’s Certificate dated January 15, 2014, from the Borrower’s secretary remain in full force and effect and have not been amended or otherwise modified or revoked.

6.            No Other Amendments; No Waiver of Default.  Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms.  By entering into this Amendment, the Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.

7.            Expenses/Fees.  The Borrower agrees to pay and reimburse the Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Agent and the Banks.

8.            Counterparts; Fax Signatures.  This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement.  This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

Second Amendment to Credit Agreement

9.            Governing Law.  This Amendment shall be governed by the same law that governs the Credit Agreement.

Second Amendment to Credit Agreement

K.S.A. §16-118 Required Notice.  This statement is provided pursuant to K.S.A. §16-118:  “THIS AMENDMENT TO CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS (AS CREDITORS) AND THE BORROWER (AS DEBTOR) AND SUCH WRITTEN AMENDMENT TO CREDIT AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL AMENDMENT TO CREDIT AGREEMENT OR OF A CONTEMPORANEOUS ORAL AMENDMENT TO CREDIT AGREEMENT BETWEEN THE BANKS AND THE BORROWER.”  THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS, INCLUDING THE REDUCTION TO WRITING OF ANY PREVIOUS ORAL AMENDMENT TO CREDIT AGREEMENT:

NONE.

The creditors and debtor, by their respective initials or signatures below, confirm that no unwritten amendment to credit agreement exists between the parties:

Creditor:

Creditor:

Creditor:

Debtor:

[signature page(s) to follow]

Second Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

TORTOISE ENERGY INFRASTRUCTURE CORPORATION,
the Borrower

By:
Name: P. Bradley Adams
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Bank

By:
Name: Colleen S. Hayes
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Bank

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Bank

By:
Name:
Title:

Second Amendment to Credit Agreement

EXHIBIT A

(Banks and Commitments)

Bank	Revolving Credit Loan Commitment Amount	Swingline Loan Commitment Amount*	Bank’s Total Commitment Amount	Bank’s Pro-Rata Percentage
U.S. Bank National Association	$65,000,000	$10,000,000	$65,000,000	41.269841269841
The Bank of Nova Scotia	$56,000,000	0	$56,000,000	35.555555555556
Bank of America, N.A.	$36,500,000	0	$36,500,000	23.174603174603
TOTALS:	$157,500,000	$10,000,000	$157,500,000	100.000000000000

*	As more particularly described in the Agreement, the Swingline Loan Commitment is a subcommitment under the Revolving Credit Loan Commitments. Accordingly, extensions of credit under the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.

Second Amendment to Credit Agreement